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                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)  February 6, 1997



                         GREASE MONKEY HOLDING CORPORATION
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)

         Colorado                          0-9812                87-0321320
----------------------------       ---------------------      ----------------
(State or other jurisdiction       (Commission File No.)      (I.R.S. Employer
      of incorporation)                                      Identification No.)



216 Sixteenth Street, Suite 1100, Denver, Colorado                 80202
--------------------------------------------------            ----------------
    (Address of principal executive offices)                     (Zip Code)

     Registrant's telephone number including area code: (303) 534-1660

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ITEM 5. OTHER EVENTS

        On February 6, 1997, Rex L. Utsler resigned as the President,
Chairman of the Board and as a director of Grease Monkey Holding Corporation ("Company"). On the same date, Charles E. Steinbrueck was appointed the President and the Chief Executive Officer of the Company and James B. Wallace was appointed the Chairman of the Board of Directors of the Company. Messrs. Steinbrueck and Wallace continued their positions as directors of the Company.

        On January 20, 1997, the Company agreed to sell to Mr. Steinbrueck and Mr. Steinbrueck agreed to purchase from the Company 190,476 shares of the Company's common stock at the January 20, 1997, closing price of $1.3125 per share. The purchases must be completed by Mr. Steinbrueck by April 20, 1997.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 1997


                                       GREASE MONKEY HOLDING CORPORATION



                                       By: /s/ T. TIMOTHY KERSHISNIK
                                           -----------------------------
                                           T. Timothy Kershisnik,
                                             Corporate Secretary